EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
FOR THE REGULATION OF

LA JOLLA PHARMACEUTICAL COMPANY,
a Delaware Corporation

ARTICLE I

Principal Executive Office

Section 1.01 Registered Office. The registered office of La Jolla Pharmaceutical Company (the “Corporation”) in the State of Delaware shall be at 1013 Centre Road, in the City of Wilmington 19805, County of New Castle, and the name of the registered agent in charge thereof shall be United States Corporation Company.

Section 1.02 Principal Office. The principal executive office of the Corporation shall be 4365 Executive Drive, Suite 300, San Diego, California 92121-2125.

ARTICLE II

Meeting of Stockholders

Section 2.01 Annual Meetings The annual meeting of stockholders shall be held between 30 and 150 days following the end of the fiscal year of the Corporation at such time and on such date as the board of directors shall determine. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.02 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time only by the board of directors, the chairman of the board (if there is such an officer) or the president and may be held at such time and place and on such date as is determined by the person calling the meeting, within the limits fixed by law.

Section 2.03 Place of Meetings. Each annual or special meeting of stockholders shall be held at such location as may be determined by the board of directors, or if no such determination is made, at such place as may be determined by the chief executive officer, or by any other officer authorized by the board of directors or the chief executive officer to make such determination. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

Section 2.04 Notice of Meetings. Notice of each annual or special meeting of stockholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the board of directors shall determine, or if no such determination is made, as the chief executive officer, or any other officer so authorized by the board of directors or the chief executive officer, shall determine, subject to the requirements of applicable law.

Section 2.05 Conduct of Meetings Subject to the requirements of applicable law, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be designated by the board of directors and, in the absence of any such designation, shall be the chief executive officer of the Corporation.

Section 2.06 Advance Notice of Stockholder Proposals and Stockholder Nominations.

(a) At any meeting of the stockholders, only such business may be conducted, and only such proposals may be acted upon, as have been brought before the meeting (i) by or at the direction of the board of directors, or (ii) by any stockholder of the Corporation entitled to vote on such business who complies with the notice procedures set forth in this Section 2.06(a). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing which is received by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than ninety-five (95) days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice, and (iv) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business may be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.06(a). The presiding officer of the meeting shall determine and declare at the meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.06(a). If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.06(a), he or she shall so declare at the meeting and any such proposal will not be acted upon at the meeting. This provision will not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business may be acted upon at such meeting unless stated, filed and received as herein provided.

(b) Nominations for the election of directors may be made by the board of directors, any nominating committee or person appointed by the board of directors, or by any stockholder entitled to vote in the election of directors; provided, however, that, subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been received by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, further, that if less than ninety-five (95) days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. Each such notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person will be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.06(b). The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section 2.06(b) If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.06(b), he or she shall so declare at the meeting and any such defective nomination will be disregarded. No stockholder may nominate any person for election as a director to any Class for which such stockholder is not entitled to vote.

(c) Nothing herein is intended or will be construed to limit requirements imposed by applicable laws or regulations upon stockholder proposals, opposition thereto by the Corporation, or inclusion thereof in the Corporation’s proxy materials.

Section 2.07 Stock Options. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the Corporation shall not (a) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant, unless (i) pursuant to the Corporation’s 1995 Employee Stock Purchase Plan or (ii) the discount is no more than 15% of fair market value at the time of grant, and then only with respect to non-qualified stock options and in lieu of a reasonable amount of salary and cash bonus, or(b) reduce the exercise price of any stock option granted under any existing or future stock option plan. This Bylaw may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.

ARTICLE III

Directors

Section 3.01 Number of Directors and Term of Office. Unless otherwise provided in the Corporation’s certificate of incorporation, the total number of directors of the Corporation shall be not less than three (3) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. There shall be three classes of directors (each, a “Class”), known as Class 1, Class 2 and Class 3. The initial Class 1, Class 2 and Class 3 directors shall serve in office as follows: Class 1 shall retire at the first annual meeting of stockholders following the filing of the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Date”), Class 2 shall retire at the second annual meeting of stockholders following the Effective Date, and Class 3 shall retire at the third annual meeting of stockholders following the Effective Date. This annual sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election if nominated, and such director’s seat shall be open for election of a director, at the annual meeting of stockholders of the Corporation at which such Class shall retire, to hold office for three years or until his successor is elected or appointed.

Any additional directors elected or appointed shall be elected or appointed to such Class as will ensure that the number of directors in each Class remains as nearly equal as possible, and if all Classes have an equal number of directors or if one Class has one director more than the other two Classes, then any additional directors elected or appointed shall be elected or appointed to the Class that does not have more directors than any other Class and is subject to election at an ensuing annual meeting before any other such Class.

Vacancies due to resignation, death, increases in the number of directors, or any other cause shall be filled only by the Board of Directors (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member, until the expiration of his or her current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three Classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more Classes, then the Board of Directors shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following such allocation. When the Board of Directors fills a vacancy, the director chosen to fill that vacancy shall be of the same Class as the director he or she succeeds and shall hold office until such director’s successor shall have been elected and qualified or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.02 Meetings of the Board. Each regular and special meeting of the board shall be held at a location determined as follows: The board of directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made, (i) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation’s principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the Corporation’s principal executive office, as the chief executive officer may designate, or in the absence of such designation, at the Corporation’s principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the board of directors shall be conducted in accordance with such rules and procedures as the board of directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be designated by the directors and, in the absence of any such designation, shall be the chief executive officer of the Corporation.

Section 3.03 Qualifications of Directors.

No person shall be qualified to be elected to, or appointed to fill a vacancy on, the board of the Corporation during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment: (i) an officer, director, employee or affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party; (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial, or familial relationship with any person referred to in clauses (i)-(iv) above that would reasonably be expected to affect such person’s judgment in a manner adverse to this Corporation. A person shall not be disqualified from election or appointment to the board by reason of this Section 3.03 solely because such person is a director or officer of this Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of this Corporation.

For the purpose of this Section 3.03, a Business Combination shall mean any of the following: (i) a merger or consolidation of this Corporation with another corporation, or a sale of all or substantially all of the business and assets of this Corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of 15% or more of the outstanding common stock of this Corporation.

A Business Combination shall be deemed pending for purposes of this Section 3.03 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this Corporation’s outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter. A business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

ARTICLE IV

Indemnification

Section 4.01 Action, Etc. Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such person’s conduct was unlawful.

Section 4.02 Actions, Etc. by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 4.03 Determination of Right of Indemnification. Any indemnification under Section 4.01 or 4.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 4.01 and 4.02. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 4.04 Indemnification Against Expenses of Successful Party Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 4.01 or 4.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.05 Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 4.06 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 4.07 Continuation of Indemnification and Advancement of Expenses The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.08 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 4.09 Constituent Corporations. For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

Section 4.10 Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE V

Officers

Section 5.01 Officers. The Corporation shall have a chairman of the board, a chief executive officer, a chief financial officer, a secretary, and such other officers as may be designated by the board. Officers shall have such powers and duties as may be specified by, or in accordance with, resolutions of the board of directors. In the absence of any contrary determination by the board of directors, the chief executive officer shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the Corporation.

Section 5.02 Limited Authority of Officers. No officer of the Corporation shall have any power or authority outside the normal day-to-day business of the Corporation to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the board of directors.

ARTICLE VI

Waiver of Annual Reports

(a) In the event the Corporation becomes subject to the provisions of Section 1501 of the California Corporations Code (“Code”) by reason of the applicability of Section 2115 of the Code, then so long as the Corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the Code), no annual report to stockholders shall be required, and the requirement to the contrary of Section 1501 of the Code is hereby expressly waived.

(b) If the Corporation is not subject to Section 2115 of the Code, Section 8.05(a) above shall not require or be interpreted to require the Corporation to provide an annual report to stockholders under any circumstances, and the Corporation shall not be under any such obligation unless the same is required by any applicable provision of the General Corporation Law of Delaware or any applicable federal laws.

ARTICLE VII

Amendments

New Bylaws may be adopted or these Bylaws may be amended or repealed by the stockholders or, except for Sections 2.07 and 3.01, by the directors.

ARTICLE VIII

Uncertificated Shares

Subject to any conditions imposed by Delaware Law, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by Delaware Law.